                                                             EXHIBIT (j)(2)(iii)

                       Consent of Independent Accountants

We hereby consent to the reference to us under the heading "Independent Accountants" in the Prospectus constituting part of this Post-Effective Amendment No. 37 to the registration statement on Form N-1A (the "Registration Statement") of Van Kampen Equity Trust and to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information which constitutes part of this Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 21, 2000